				Exhibit 99.2
Hewlett Packard Enterprise Company and Subsidiaries
Supplemental Unaudited Pro Forma Consolidated and Combined Financial Information

	Fiscal year ended October 31,		Six months ended April 30,
	2015	2016	2016	2017
	(In millions)
Net revenue:
Products	$19,135	$18,843	$9,818	$8,229
Services	11,581	11,073	5,624	5,292
Financing income	361	364	176	189
Total net revenue	31,077	30,280	15,618	13,710
Costs and expenses:
Cost of products	13,294	13,041	6,760	5,882
Cost of services	7,479	7,217	3,680	3,475
Financing interest	240	249	119	131
Research and development	1,676	1,714	899	732
Selling, general and administrative	5,142	5,380	2,823	2,433
Amortization of intangible assets	229	272	142	138
Restructuring charges	197	417	200	152
Acquisition and other related charges	84	145	79	94
Separation costs	797	362	169	41
Defined benefit plan settlement charges and remeasurement (benefit)	(7)	—	—	(16)
Gain on H3C and MphasiS divestitures	—	(2,420)	—	—
Total costs and expenses	29,131	26,377	14,871	13,062
Earnings from operations	1,946	3,903	747	648
Interest and other, net	(9)	(284)	(125)	(164)
Tax indemnification adjustments	—	317	(54)	(11)
Loss from equity interests	(2)	(76)	—	(25)
Earnings before taxes	1,935	3,860	568	448
Benefit / provision for taxes	705	(623)	(65)	(675)
Net earnings (loss) from continuing operations	$2,640	$3,237	$503	$(227)

Other Data:
Depreciation expense	$2,247	$1,979	$989	$1,024
Stock-based compensation expense	$368	$401	$205	$253
Net capital expenditures	$2,731	$2,514	$1,237	$1,400

Walk from GAAP earnings from operations to Non-GAAP earnings from operations, Adjusted EBITDA, and Adjusted EBITDA less net capital expenditures:
GAAP earnings from operations	$1,946	$3,903	$745	$648
Non-GAAP adjustments:
Amortization of intangible assets	229	272	142	138
Restructuring charges	197	417	200	152

Acquisition and other related charges	84	145	79	94
Separation costs	797	362	169	41
Defined benefit plan settlement charges and remeasurement (benefit)	(7)	—	—	(16)
Gain on H3C and MphasiS divestitures	—	(2,420)	—	—
Non-GAAP earnings from operations	$3,246	$2,679	$1,335	$1,057

EBITDA (Non-GAAP)	$5,493	$4,658	$2,324	$2,081

Adjusted EBITDA(1)	$5,861	$5,059	$2,529	$2,334

Adjusted EBITDA less net capital expenditures	$3,130	$2,545	$1,292	$934

(1)	Adjusted EBITDA represents EBITDA (Non-GAAP) plus stock-based compensation expense.

Hewlett Packard Enterprise Company and Subsidiaries
Supplemental Unaudited Pro Forma Consolidated and Combined Financial Information

	Fiscal year ended October 31,		Six months ended April 30,
	2015	2016	2016	2017
	(In millions)
Net Revenue by Business Unit and Segment:
Servers	$14,202	$13,813	$7,034	$6,094
Storage	3,180	3,235	1,645	1,429
Networking	2,863	2,820	1,658	1,131
Technology Services	8,266	7,911	4,004	3,914
Enterprise Group	28,511	27,779	14,341	12,568
Financial Services	3,216	3,190	1,564	1,695
Corporate Investments	684	591	348	—
Total segment net revenue	32,411	31,560	16,253	14,263
Eliminations	(1,334)	(1,280)	(635)	(553)
Total combined net revenue	$31,077	$30,280	$15,618	$13,710

Segment Earnings:
Enterprise Group	$3,999	$3,569	$1,811	$1,350
Segment operating margin	14.0%	12.8%	12.6%	10.7%
Financial Services	$349	$336	$173	$156
Segment operating margin	10.9%	10.5%	11.1%	9.2%

	Fiscal year ended October 31,		Six months ended April 30,
	2015	2016	2016	2017
	(In millions)
Net Revenue by Geography:
Americas	$12,855	$13,047	$6,290	$6,065
Europe, Middle East and Africa	10,811	10,580	5,472	5,011
Asia Pacific	8,061	7,342	4,143	3,187
	31,727	30,969	15,905	14,263
Corporate Investments and eliminations	(650)	(689)	(287)	(553)
Total combined net revenue	$31,077	$30,280	$15,618	$13,710

Net Revenue by Geography %:
Americas	41%	42%	40%	43%
Europe, Middle East and Africa	34%	34%	34%	35%
Asia Pacific	25%	24%	26%	22%